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                                                                    EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-100929 (Pre-Effective Amendment No. 1 to
Form S-3) and related Prospectus of Acorn Products, Inc. for the registration of 1,766,730 and 380,354 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2002, except for Note 12 as to which the date is April 2, 2002, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                                    /s/Ernst & Young LLP



Columbus, Ohio
November 22, 2002